                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

               United States Satellite Broadcasting Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
                                     [LOGO]

               UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
                             3415 UNIVERSITY AVENUE
                           ST. PAUL, MINNESOTA 55114

                            ------------------------

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1996

                            ------------------------

To the Shareholders:

    The 1996 Annual Meeting of Shareholders of United States Satellite Broadcasting Company, Inc., a Minnesota corporation (the "Company"), will be held at the Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota 55402 on November 20, 1996 at 9:00 a.m., local time, to consider and act upon the following matters:

    1. To elect fourteen Directors, including three directors to be elected by the holders of Class A Common Stock, voting separately as a class, for the ensuing year or until their successors are elected and qualified;

    2. To adopt the United States Satellite Broadcasting Company, Inc. 1996 Non-Employee Director Stock Option Plan;

    3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for its 1997 fiscal year; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Shareholders of record at the close of business on September 30, 1996 are entitled to notice of, and to vote at, the Annual Meeting. For a period of ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the Annual Meeting will be available at the offices of the Company for inspection by any shareholder of record for any purpose germane to the Annual Meeting.

                                          By order of the Board of Directors

                                          /s/ Gerald D. Deeney

                                          Gerald D. Deeney
                                          SECRETARY

St. Paul, Minnesota
October 10, 1996

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD(S) AND PROMPTLY MAIL THE PROXY CARD(S) IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

               UNITED STATES SATELLITE BROADCASTING COMPANY, INC.

                               ------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1996

                             ---------------------

                                  INTRODUCTION

    Your Proxy is solicited by the Board of Directors of United States Satellite Broadcasting Company, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on November 20, 1996, at 9:00 a.m., local time, at the Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota 55402, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

    The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

    Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. In the absence of such specification, the Proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

    The mailing address of the Company's principal executive office is 3415 University Avenue, St. Paul, Minnesota 55114. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to Shareholders on or about October 10, 1996.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The Board of Directors of the Company has fixed September 30, 1996 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 30, 1996, 14,823,200 shares of the Company's Class A Common Stock were issued and outstanding and 74,987,575 shares of the Company's Common Stock were issued and outstanding. Each share of Class A Common Stock is entitled to one vote on each matter with respect to which the Class A Common Stock has the right to vote at the Annual Meeting and each share of Common Stock is entitled to ten votes on each matter with respect to which the Common Stock has the right to vote at the Annual Meeting. The Class A Common Stock and the Common Stock vote together, as a single class, on all matters submitted to a vote of the shareholders, except with respect to the election of directors. The Company's Articles of Incorporation provide that the holders of the Class A Common Stock, voting as a class, are entitled to elect that number of directors which is not less than twenty percent of the total number of directors (with all fractions rounded to the next whole number). As the Board of Directors currently consists of 14 members, the holders of the Class A Common Stock are entitled to elect three directors (the "Class A Directors"). The remaining 11 directors are elected by the holders of the Class A Common Stock and the Common Stock, voting as a single class. There are no classes of stock of the Company outstanding other than the Common Stock and the Class A Common Stock. Holders of the Class A Common Stock and holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

    The affirmative vote of a majority of the voting power represented by the shares of Class A Common Stock and Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting, except with respect to the election of directors. The affirmative vote of a majority of the shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the election of the three Class A directors. The affirmative vote of a majority of the voting power represented by the shares of Class A Common Stock and Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the election of all other directors. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting; however, abstentions and broker non-votes will not be counted toward determining if a majority of the shares of Class A Common Stock and/or Common Stock present has voted affirmatively. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information known to the Company with respect to beneficial ownership of Class A Common Stock and Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5 percent of either class, (ii) each nominee for director, (iii) each executive officer and (iv) all executive officers and directors of the Company as a group. Such information is presented as of September 30, 1996.

                SHARES OF CLASS A COMMON STOCK AND COMMON STOCK
                             BENEFICIALLY OWNED(1)

                                                                                    PERCENT   PERCENT OF    PERCENT OF
NAME AND ADDRESS                                                                      OF        COMMON     TOTAL VOTING
OF BENEFICIAL OWNER(2)                                       NUMBER                 CLASS A     STOCK         POWER
---------------------------------------------  -----------------------------------  -------   ----------   ------------
Hubbard Broadcasting, Inc. ("HBI") ..........  11,790 (Class A)                       *          62.0          60.8
3415 University Avenue                         46,522,825 (Common Stock)(3)
St. Paul, Minnesota 55114

Stanley S. Hubbard...........................  7,740 (Class A)                        *          62.0          60.8
                                               46,522,825 (Common Stock)(4)

Stanley E. Hubbard...........................  2,025 (Class A)                        *          61.4          60.2
                                               46,051,225 (Common Stock)(5)

Robert W. Hubbard............................  2,025 (Class A)                        *          61.4          60.2
                                               46,051,225 (Common Stock)(5)

Nationwide Mutual Insurance Company .........  5,065,500                             --           6.8           6.6
One Nationwide Plaza                           (Common Stock)
Columbus, Ohio 43216

Quantum Industrial Partners, L.D.C. .........  4,941,150                             --           6.6           6.5
Kaya Flamboyan 9                               (Common Stock)
Willemstad, Curacao
Netherlands Antilles

                                                                                    PERCENT   PERCENT OF    PERCENT OF
NAME AND ADDRESS                                                                      OF        COMMON     TOTAL VOTING
OF BENEFICIAL OWNER(2)                                       NUMBER                 CLASS A     STOCK         POWER
---------------------------------------------  -----------------------------------  -------   ----------   ------------
Peter G. Skinner ............................  1,000 (Class A)                       --           5.9           5.8
200 Liberty Street                             4,411,800 (Common Stock)(6)
New York, New York 10281

Dow Jones & Company .........................  4,411,800                             --           5.9           5.8
200 Liberty Street                             (Common Stock)
New York, New York 10281

Pittway Corporation .........................  4,167,375                             --           5.6           5.4
200 South Wacker Drive                         (Common Stock)
Chicago, Illinois 60606

Vulcan Ventures, Inc. .......................  3,529,425                             --           4.7           4.6
110 110th Avenue Northeast                     (Common Stock)
Bellevue, Washington 98004

William D. Savoy ............................  3,529,425 (Common Stock)(7)           --           4.7           4.6
110 110th Avenue Northwest
Bellevue, Washington 98004

John W. Marvin...............................  1,323,525 (Common Stock)               *           1.8           1.7
                                               96,200 (Class A)(8)

Frank N. Magid...............................  540,000 (Common Stock)                --          *            *

Dennis J. Brownlee...........................  2,000 (Class A)                        *          *            *
                                               471,600 (Common Stock)

David S. Allen...............................  286,650 (Common Stock)                --          *            *

Kenneth G. Langone...........................  176,475 (Common Stock)(9)             --          *            *

Gerald D. Deeney.............................  122,550 (Common Stock)                --          *            *

Ward L. Quaal................................  94,350 (Common Stock)                 --          *            *

Herbert S. Schlosser.........................  83,775 (Common Stock)                 --          *            *

Raymond Conover..............................  20,000 (Class A)                       *         --            *
                                               75,000 (Common Stock)(10)

Mary Pat Ryan................................  75,000 (Class A)(11)                   *         --            *

Robert Pacek.................................  21,700 (Class A)(12)                             --            *

Bernard J. Weiss.............................  20,500 (Class A)(13)                   *         --            *

Joseph G. Ducey..............................  20,090 (Class A)(14)                   *         --            *

Carl Wegener.................................  20,000 (Class A)(15)                   *         --            *

Thomas W. French.............................  11,000 (Class A)(16)                   *         --            *

Peter F. Frenzer.............................  1,000 (Class A)                       --         --            --

Louis G. Zachary, Jr.........................                  --                    --         --            --

                                                                                    PERCENT   PERCENT OF    PERCENT OF
NAME AND ADDRESS                                                                      OF        COMMON     TOTAL VOTING
OF BENEFICIAL OWNER(2)                                       NUMBER                 CLASS A     STOCK         POWER
---------------------------------------------  -----------------------------------  -------   ----------   ------------
All directors and executive officers
as a group (22 persons)......................  300,280 (Class A)                      2.0        76.9          75.4
                                               57,637,975 (Common Stock)(17)

------------------------

 *  Less than one percent

 (1) Each share of Common Stock is convertible into one share of Class A Common Stock at the option of the holder.

 (2) Unless otherwise noted, the address is 3415 University Avenue, St. Paul, Minnesota 55114.

 (3)  Includes (i) 2,025 shares of Class A Common Stock held by each of Stanley
    S. Hubbard, Stanley E. Hubbard and Robert W. Hubbard and (ii) 471,600 shares of Common Stock held in trust for certain employees of HBI, for which Stanley S. Hubbard acts as trustee.

 (4) Includes (i) 46,051,225 shares of Common Stock held by HBI, (ii) 471,600 shares of Common Stock held in trust for certain employees of HBI, for which Stanley S. Hubbard acts as trustee, and (iii) 5,715 shares of Class A Common Stock held by HBI.

 (5)  Includes 46,051,225 shares of Common Stock held by HBI.

 (6) Includes 4,411,800 of shares of Common Stock held by Dow Jones & Company, of which Mr. Skinner is General Counsel, Secretary, Senior Vice President and President of Television Operations.

 (7) Consists of shares held by Vulcan Ventures, Inc., of which Mr. Savoy is Vice President.

 (8) Includes 1,323,525 shares of Common Stock and 96,200 shares of Class A Common Stock held by Marvin Lumber and Cedar Company, of which Mr. Marvin is Chief Operating Officer.

 (9) Consists of shares held by Invemed Associates, Inc. of which Mr. Langone is Chairman of the Board, Chief Executive Officer and President as well as the majority owner.

(10) Includes options to purchase 20,000 shares of Class A Common Stock, none of which are currently exercisable.

(11) Consists of options to purchase 75,000 shares, none of which are currently exercisable.

(12) Includes options to purchase 21,200 shares, none of which are currently exercisable.

(13) Includes options to purchase 20,000 shares, none of which are currently exercisable.

(14) Includes options to purchase 20,000 shares, none of which are currently exercisable.

(15) Consists of options to purchase 20,000 shares, none of which are currently exercisable.

(16) Includes options to purchase 10,000 shares, none of which are currently exercisable.

(17)  Footnotes (4)-(16) are incorporated herein by reference.

                             ELECTION OF DIRECTORS

    The Board of Directors consists of fourteen (14) members.

    In the election of directors, (a) each Proxy submitted by a holder of Class A Common Stock will be voted for (i) each of the nominees listed below under the heading "Class A Directors" and (ii) each of the nominees listed under the heading "Other Directors" and (b) each Proxy submitted by a holder of Common Stock will be voted for each of the nominees listed under the heading "Other Directors," in each case unless the Proxy withholds a vote for one or more of such nominees. Each person elected as a director shall serve for a term which expires as of the 1997 Annual Meeting or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representative for such substitute nominee as is selected by the Board or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

    The following table provides certain information with respect to the nominees for director.

NOMINEE                    AGE              POSITION WITH THE COMPANY
-------------------------  ---   -----------------------------------------------
CLASS A DIRECTORS
-------------------------

Kenneth G. Langone.......  61    Director

Louis G. Zachary, Jr.....  37    Director

Peter F. Frenzer.........  62    Director

OTHER DIRECTORS
-------------------------

Stanley S. Hubbard.......  63    Chairman of the Board

Stanley E. Hubbard.......  35    Chief Executive Officer, President and Director

Robert W. Hubbard........  31    Executive Vice President and Director

Herbert S. Schlosser.....  70    Director

David S. Allen...........  66    Director

Dennis J. Brownlee.......  44    Director

Frank N. Magid...........  65    Director

Peter G. Skinner.........  52    Director

William D. Savoy.........  32    Director

John W. Marvin...........  48    Director

Ward L. Quaal............  77    Director

    STANLEY S. HUBBARD is the founder of the Company and serves as its Chairman of the Board. Mr. Hubbard served as Chief Executive Officer of the Company from its inception to November 1995. Mr. Hubbard is also the Chairman of the Board, President and Chief Executive Officer of HBI and divides his professional time between the Company and HBI and its affiliates. Mr. Hubbard is an executive with several other entities affiliated with HBI, including Conus, a satellite news gathering firm. Mr. Hubbard, a graduate of the University of Minnesota, joined HBI in 1951. He and his father, the founder of HBI, were co-recipients of the Distinguished Service Award from the National Association of Broadcasters in 1995. Stanley S. Hubbard is the father of Stanley E. Hubbard and Robert W. Hubbard. Mr. Hubbard is also a director of Fingerhut, Inc.

    STANLEY E. HUBBARD was elected Chief Executive Officer of the Company in November 1995. From February 1993 until November 1995, Mr. Hubbard served as President and Chief Operating Officer of the Company. Prior thereto, he served as Vice President of the Company. He has been a director of the Company since 1991. Mr. Hubbard has also been a Vice President of HBI for more than five years and has a broad range of television experience. He holds positions in other Hubbard companies, including director of HBI. Mr. Hubbard is also a director of First Team Sports, Inc.

    ROBERT W. HUBBARD was elected Executive Vice President of the Company in February 1993 and elected a director of the Company in September 1992. Mr. Hubbard has a broad range of television experience with various HBI affiliates and divides his professional time between the Company and HBI and its affiliates. Mr. Hubbard is also a director of HBI and serves as President of its television group.

    HERBERT S. SCHLOSSER was elected a director of the Company in March 1994. Since 1986, Mr. Schlosser has served as Senior Advisor, Broadcasting and Entertainment with Schroder Wertheim & Co. Incorporated. Mr. Schlosser was Executive Vice President of RCA Corporation from 1978 until 1985 and prior to that was President of the National Broadcasting Company. Mr. Schlosser is also a director of Data Broadcasting Corporation, an international data communications company, and Central European Media Enterprises Ltd., a company which holds interests in private commercial television stations in central and eastern Europe.

    DAVID S. ALLEN has been a director of the Company since 1994. Mr. Allen is currently President and Chief Executive Officer of The Boatworks, a boat sales and service company, and a director of Petry Media, Inc. From 1980 through March 1993, Mr. Allen served as Chairman, President and Chief Executive Officer of Petry, Inc., which provides services to HBI relating to the sale of HBI's commercial time. Petry, Inc. is one of the largest sales organizations of national television advertising in the U.S.

    DENNIS J. BROWNLEE was elected a director in March 1994. Since 1980, Mr. Brownlee has been Chairman, President and Chief Executive Officer of Advance, Inc., a company specializing in computer systems integration, telecommunications and multimedia services. Mr. Brownlee served as Vice President, Government Relations of the Company from January 1990 to September 1996.

    FRANK N. MAGID was elected a director of the Company in 1994. Mr. Magid has been the Chairman and Chief Executive Officer of Frank N. Magid Associates, a television industry research and consulting firm since 1957.

    PETER G. SKINNER was elected a director of the Company in March 1994. Since 1985, Mr. Skinner has been General Counsel, Secretary, Senior Vice President (since 1989) and President of Television Operations (since 1995) for Dow Jones & Company, Inc. ("Dow Jones").

    WILLIAM D. SAVOY was elected a director of the Company in March 1994. Since 1990, Mr. Savoy has served as Vice President of Vulcan Ventures, Inc. ("Vulcan"), a venture capital firm owned by Paul Allen, a co-founder of Microsoft, Inc. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc., a company controlled by Mr. Allen, and became its President in 1988. Mr. Savoy has served as President for Vulcan Northwest, Inc., a company wholly-owned by Mr. Allen, from November 1990 until the present. Mr. Savoy serves on the Advisory Board of Directors of DreamWorks SKG and the Board of Directors of CINET, Inc., Harbinger Corporation and Telescan Inc.

    JOHN W. MARVIN was elected a director of the Company in March 1994. Since 1974, Mr. Marvin has held various positions with Marvin Lumber and Cedar Company, including Plant Manager, Board Member and Chief Operating Officer.

    WARD L. QUAAL was elected a director of the Company in September 1982. Mr. Quaal has been President of Ward L. Quaal Company, management consultants to the broadcasting industry, since October 1974. Previously, he was President of Tribune Broadcasting Company. Mr. Quaal is a recipient of the Distinguished Service Award from the National Association of Broadcasters.

    KENNETH G. LANGONE has served as a director of the Company since September 1994. In 1974, Mr. Langone founded Invemed Associates, Inc., a New York Stock Exchange member firm engaged in investment banking and brokerage services, and has served as its Chairman of the Board, Chief Executive Officer and President since that time and is the principal shareholder of its corporate parent. Mr. Langone serves on the Board of Directors of The Home Depot, Inc., Unifi, Inc., GMIS, Inc., St. Jude Medical, Inc., Baby Superstore, Inc. and DBT Online, Inc.

    LOUIS G. ZACHARY, JR. was elected to the Board of Directors of the Company in July 1996. Mr. Zachary is a Managing Director in the investment banking department of CS First Boston, Inc. which he joined in 1981.

    PETER F. FRENZER was elected to the Board of Directors in July 1996. Mr. Frenzer recently retired from Nationwide Insurance Enterprise after 21 years of service. From 1991 to 1996, he was President of Nationwide Life Insurance Company and, from 1981 to 1995, he was Chief Investment Officer of Nationwide Insurance Enterprise.

COMMITTEE AND BOARD MEETINGS

    The Company's Board of Directors has an Audit Committee which (i) reviews the Company's quarterly and annual financial statements, its filings on Forms 10-K and 10Q and press releases regarding financial results, (ii) makes recommendations regarding the Company's independent public accountants and scope of their services, (iii) reviews the adequacy of accounting policies, compliance assurance procedures and internal controls, (iv) reviews auditors' independence and (v) reports to the Board on the adequacy of disclosures and adherence to accounting principles. Messrs. Marvin, Skinner and Savoy comprise the Audit Committee. The Audit Committee met two times during the fiscal year ended June 30, 1996.

    The Company's Board of Directors has a Compensation Committee which (i) reviews compensation philosophy and major compensation benefits for executives,
(ii) administers the Company's Stock Option Plan and (iii) approves executive officers' compensation. Messrs. Langone, Quaal and Schlosser comprise the Compensation Committee. The Compensation Committee met two times during the fiscal year ended June 30, 1996.

    The Company's Board of Directors has a Nominating Committee, which makes recommendations to the Board of Directors as to nominees for election to the Board. The Nominating Committee members currently are Messrs. Stanley S. Hubbard, Brownlee, Magid and Allen. The Nominating Committee met one time during the fiscal year ended June 30, 1996.

    The Board of Directors also has an Executive Committee, consisting of Messrs. Stanley S. Hubbard, Stanley E. Hubbard, Robert W. Hubbard and Schlosser. Between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board of Directors in the management and direction of the business and affairs of the Company, except as provided otherwise by law, resolutions of the Board of Directors, the Company's By-laws, or its Articles of Incorporation.

    During fiscal 1996, the Board held six meetings. Each director attended 75% or more of the meetings of the Board held while each was a director during such fiscal year and of the meetings of Committees of which he was a member during such fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee was, during the 1996 fiscal year or previously, an officer or employee of the Company.

    Mr. Quaal is the President of Ward L. Quaal Company, which performs government relations work for both the Company and HBI. The Company has paid $277,300, $316,000 and $153,128 in fiscal 1994, fiscal 1995 and fiscal 1996, respectively, to such company.

                              CERTAIN TRANSACTIONS

    The Company was organized in 1981 by HBI. From the Company's inception until June 30, 1991, the Company's operations were financed through advances from HBI and the provision of personnel, office space and other services. HBI's aggregate advances to the Company were approximately $31.2 million, all of which were converted into equity prior to and during fiscal 1994.

    Pursuant to a Management Services Agreement between the Company and HBI, HBI provided virtually all administrative and management services to the Company during fiscal 1992 through fiscal 1994. The Company accrued $10.0 million with respect to such services. None of such amount has been paid to date. The Company has no obligation to do so until the Company's Board of Directors determines that it has adequate working capital to do so.

    Pursuant to an Administrative Services Agreement between HBI and the Company, HBI charges the Company a portion of the expenses of the HBI departments (including the services of HBI executives) that provide services to the Company, namely legal, management information systems, tax, risk management, payroll and accounts payable. Pursuant to this Agreement, the Company paid $844,000 to HBI in fiscal 1995 and $960,000 in fiscal 1996 and expects to pay HBI $996,000 in fiscal 1997.

    The Company and HBI have filed combined state tax returns as required in Minnesota and New Mexico. Utilizing the Company's net operating loss carryforwards, HBI realized benefits as to the state returns of approximately $1.3 million in fiscal 1994, $1.5 million in fiscal 1995 and $1.2 million in fiscal 1996. HBI and the Company have entered into a Tax Sharing Agreement relating to such filings. Under this Agreement, HBI will reimburse the Company for such benefits in the year they would otherwise be realized by the Company.

    The Company leases 9,400 square feet of office and administrative space in St. Paul, Minnesota from HBI under a lease expiring on June 30, 1997. The Company expects to lease approximately 1,160 additional square feet under the lease in the near future. Under such lease, the Company paid HBI $0, $60,323 and $79,065 in fiscal 1994, 1995 and 1996, respectively, and expects to pay approximately $93,000 in fiscal 1997.

    The Company owns its National Broadcast Center in Oakdale, Minnesota, which consists of 20,500 square feet. The land for the facility was purchased in May 1993, from Minnesota Mining and Manufacturing Company, and the Company and HBI agreed to provide advertising time on USSB programming and/ or HBI's television stations in value equal to the purchase price of $340,000. HBI has agreed to provide all of such advertising time at no cost to the Company.

    The Company has entered into various agreements with Conus Communications Limited Partnership ("Conus") for the provision of engineering and other services. HBI and Stanley S. Hubbard, the Chairman of the Board of the Company, are each general partners of Conus. For such services, the Company paid Conus $466,000 in fiscal 1994, $888,000 in fiscal 1995 and $205,000 in fiscal 1996.
The Company anticipates that it will pay Conus approximately $140,000 in fiscal 1997 for such services.

    The ALL NEWS CHANNEL is a joint venture of Viacom Satellite News, Inc. and Conus. Pursuant to its programming agreement with the ALL NEWS CHANNEL, the Company paid such joint venture $607,000 in fiscal 1995 and $2,348,000 in fiscal 1996. The agreement is in effect for fiscal 1997. Although the Company is unable to predict the amount of payments which will be made in fiscal 1997, as such payments are related to the number of subscribers, it expects such amount to be substantially higher in fiscal 1997 due to the growth in subscribers the Company has been experiencing.

    The Company has entered into programming development agreements with certain of its shareholders. It has agreed with Vulcan that in the event Vulcan can develop viable specialty programming related to computers, and the Company has sufficient transponder capacity, Vulcan shall be the exclusive provider of such programming, other than such programming as may be included as incidental programming by the

Company's other programming providers. The Company has agreed to broadcast up to ten hours of such programming per week. At present, the Company is unaware of any such programming being developed by Vulcan. William D. Savoy, a director of the Company, is Vice President of Vulcan.

    The Company has also agreed with Dow Jones that Dow Jones shall have development rights with respect to business and financial programming and shall be the exclusive third-party provider of business and financial programming carried on the Company's programming other than such as may be included as incidental programming by the Company's other programmers. Dow Jones has the right to require the Company to broadcast up to six hours per weekday of such programming if such programming becomes available. Peter G. Skinner, a director of the Company, is General Counsel, Secretary and President of Television Operations of Dow Jones.

    Certain directors of the Company perform consulting services for the Company. Mr. Brownlee is President of Advance, Inc., which provides consulting services to the Company relating to computers, customer service data bases and information systems. The Company paid $5,800, $171,000, and $696,163, respectively to Advance, Inc. in fiscal 1994, fiscal 1995 and fiscal 1996. The Company expects to pay Advance, Inc. approximately $670,000 in fiscal 1997.

    Frank N. Magid Associates, Inc., of which Mr. Magid is President, performs research for both the Company and HBI. The Company has paid $31,400, $142,900 and $634,375 in fiscal 1994, fiscal 1995 and fiscal 1996, respectively, to such company, and anticipates payments of approximately $800,000 in fiscal 1997.

    Mr. Quaal is the President of Ward L. Quaal Company, which performs government relations work for both the Company and HBI. The Company has paid $277,300, $316,000 and $153,128 in fiscal 1994, fiscal 1995 and fiscal 1996, respectively, to such company. The Company expects to pay such company approximately $175,000 in fiscal 1997.

    The Company believes that all of the foregoing transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were satisfied, except that certain persons submitted Forms 4 subsequent to the filing deadline when their shares of Common Stock were automatically converted to an equal number of shares of Class A Common Stock, pursuant to the Plan of Recapitalization adopted by the Company's shareholders in December 1996 in connection with the Company's initial public offering in January 1996 (Stanley
S. Hubbard, Stanley E. Hubbard, Robert W. Hubbard) and there was one late filing with respect to a DE MINIMUS acquisition of shares of Class A Common Stock
(HBI).

                               EXECUTIVE OFFICERS

     NAME                       AGE        POSITION WITH THE COMPANY
     -------------------------  ---   ------------------------------------
     Stanley S. Hubbard.......  63    Chairman of the Board

     Stanley E. Hubbard.......  35    Chief Executive Officer and
                                      President

     Robert W. Hubbard........  31    Executive Vice President

     Gerald D. Deeney.........  72    Treasurer, Chief Financial Officer
                                        and Secretary

     Mary Pat Ryan............  40    Senior Vice President, Marketing

     Bernard J. Weiss.........  42    Vice President, Finance and
                                        Administration

     Raymond Conover..........  46    Vice President, Engineering

     Carl Wegener.............  43    Vice President, Dealer Marketing

     Joseph G. Ducey..........  37    Vice President, Operations

     Robert Pacek.............  53    Vice President, Information Services

     Thomas W. French.........  38    Vice President, Consumer Marketing

    Executive Officers serve at the discretion of the Board of Directors. Information regarding Messrs. Stanley S. Hubbard, Stanley E. Hubbard and Robert
W. Hubbard may be found under the caption "Election of Directors."

    GERALD D. DEENEY was elected Treasurer of the Company in June 1981, Chief Financial Officer of the Company in September 1995 and Secretary in January 1996. Mr. Deeney has been with HBI for more than thirty four years and has been Vice President and Treasurer of HBI for more than twenty five years. In 1992, Mr. Deeney was elected a director of HBI.

    MARY PAT RYAN joined the Company as Vice President, Marketing in February 1994 and now is Senior Vice President, Marketing. From 1983 to 1993, Ms. Ryan was at Kobs & Draft, the fourth largest direct marketing agency in the world, and served as Executive Vice President and Director of Client Services. At Kobs & Draft, Ms. Ryan managed marketing programs for HBO's Cable and Satellite Divisions, Time Warner Cable, The Sega Channel and American Express Travelers Cheque Group, and oversaw all administrative, business development and training functions for client services.

    BERNARD J. WEISS joined the Company in January 1994 and has been Vice President of Finance and Administration of the Company since January 1995. From April 1990 until January 1994, Mr. Weiss served in various financial and operating positions at Northwest Airlines Inc., including Director of Budgets and Analysis. From June 1986 to 1990, Mr. Weiss served as Vice President and acting division head of the media and communications division of First Banks. Mr. Weiss is a Certified Public Accountant.

    RAYMOND CONOVER has been Vice President of Engineering of the Company since March 1994. Mr. Conover has held various positions with HBI and its affiliates since 1972, most recently as Vice President and Director of Engineering of Conus.

    CARL WEGENER joined the Company in 1993 as Director of Consumer Electronics Marketing and was promoted to Vice President, Dealer Marketing, in December 1994. Mr. Wegener has 20 years of experience in the consumer electronics industry, including positions with RCA and Philips N.V.

    THOMAS W. FRENCH joined the Company in May of 1994 as Director of Consumer Marketing and served in that position until July 1996, when he was appointed Vice President, Consumer Marketing. From June 1990 to May 1994, he was a Senior Brand Manager for Hiram Walker.

    JOSEPH G. DUCEY was appointed Vice President, Operations in July 1996. From June 1991 to July 1996, he had been employed by HBI and affiliates in a number of engineering/research positions, including Engineering Program Manager for Conus and Director of Technical Operations.

    ROBERT PACEK joined the Company as Vice President, Information Services in March 1996. From September 1992 to March 1996, Mr. Pacek was Vice President, Operations, of Advance, Inc., a consulting firm retained by the Company in the area of information services. For three years prior thereto, he was Director of Information Services in the United States Navy.

    Messrs. Stanley S. Hubbard, Robert W. Hubbard, Deeney and Conover are also employed by, and spend a significant portion of their time on, the businesses of HBI and its affiliates other than the Company. Mr. Stanley E. Hubbard devotes his professional time primarily to the business of the Company, but does hold positions with HBI and its affiliates which will require a certain amount of his time. The Company does not anticipate any material change in the relative amount of time such persons will spend on the Company's matters. Each of such persons who is a director has indicated to the Company that, should a conflict of interest arise, he will promptly disclose such conflict to the Company's Board of Directors and refrain from voting on such matter as a director.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following Summary Compensation Table shows certain compensation information for the Chief Executive Officer and other executive officers who received total annual salary and bonuses in excess of $100,000 in fiscal 1996. This information includes the dollar value of base salaries and bonus awards, number of shares of restricted stock granted and certain other compensation, if any.

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table shows compensation information for the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended June 30, 1994, 1995, and 1996.

                                            ANNUAL COMPENSATION
                                          ------------------------   ALL OTHER
                                          FISCAL  SALARY   BONUS    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR    ($)       ($)         ($)
----------------------------------------  ----  --------  --------  ------------
Stanley E. Hubbard .....................  1996   100,000     --        --
  CEO, President                          1995   100,000     --        --
                                          1994     --        --        --

Robert W. Hubbard ......................  1996   100,000     --        --
  Executive V.P.                          1995   100,000     --        --
                                          1994     --        --        --

Mary Pat Ryan ..........................  1996   224,000   100,000     29,000(1)
  Sr. V.P., Marketing                     1995   200,000    75,000     30,000(2)
                                          1994    70,000     --

Carl Wegener ...........................  1996   125,000    25,000           (1)
  V.P. Dealer Marketing                   1995   119,000    17,000
                                          1994   110,000    15,000     25,000

Bernard J. Weiss .......................  1996   130,000    50,000     --
  V.P. Finance and Administration         1995   120,000    25,000
                                          1994    55,000

------------------------

(1) Consists of payment of moving expenses.

(2) Consists of reimbursement for purchase of automobile.

DIRECTOR COMPENSATION

    In fiscal 1996, the Company did not pay any director fees, but reimbursed non-employee directors for their out-of-pocket expenses for attending meetings. The Compensation Committee retained Towers Perrin, an executive compensation consulting firm, in July 1996. Towers Perrin recommended that non-employee directors be paid an annual retainer of $15,000 and that they receive $500 for each Board of Directors or committee meeting which they attend (with committee chairpersons receiving $750 per committee meetings). The Board of Directors approved this compensation plan for fiscal 1997. Towers Perrin also recommended the adoption of a non-employee director option plan. The Board of Directors has adopted such a plan and, as described elsewhere herein, has submitted such plan for shareholder approval.

EMPLOYMENT AGREEMENTS

    The Company does not have employment agreements with any of its executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                             PERCENT OF                                                RATES
                              NUMBER OF         TOTAL                                              OF STOCK PRICE
                             SECURITIES     OPTIONS/ SARS                                         APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE OR                             OPTION TERM
                            OPTIONS/ SARS   EMPLOYEES IN    BASE PRICE       EXPIRATION       ------------------------
NAME                         GRANTED (#)     FISCAL YEAR     ($/SHARE)          DATE            5% ($)      10% ($)
--------------------------  -------------  ---------------  -----------  -------------------  ----------  ------------
Mary Pat Ryan.............       75,000            16.7      $   27.00      January 29, 2001     560,000     1,236,000

Carl Wegener..............       20,000             4.5      $   27.00      January 29, 2001     149,000       330,000

Bernard J. Weiss..........       20,000             4.5      $   27.00      January 29, 2001     149,000       330,000

COMPENSATION COMMITTEE REPORT

    The Company's executive compensation program is designed to attract, motivate, reward and retain the management talent needed to achieve its business objectives and maintain its position of leadership in the satellite broadcasting industry.

    It does this by providing incentives to achieve Company objectives, by rewarding executives for exceptional performance by the Company, by recognizing superior individual achievement and by utilizing competitive base salaries.

    Accordingly, assessments of both individual and corporate performance influence executives' compensation levels. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Chief Executive Officer, are based on the same criteria.

    There are three major components of the Company's compensation program: Base Salary, Short Term Incentive Awards and Long Term Incentive Compensation.

BASE SALARY

    A competitive base salary is vital to support the philosophy of management development and career orientation of executives and is consistent with the long-term nature of the Company's business.

    Salary levels and adjustments to salaries are a result of annual reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other companies), business performance and general economic factors. There is no specific weighting of these factors, which are assessed subjectively by the Compensation Committee. Although the Compensation Committee determined that the executive base salaries were generally competitive, it also determined that the base salaries of the Company's Chief Executive Officer and Executive Vice President were substantially below competitive levels. Consequently, effective July 1, 1996, the Chief Executive Officer received an increase in base salary from $100,000 to $350,000 per annum and the Executive Vice President received an increase in base salary from $100,000 to $250,000 per annum. All executive officers receive an annual performance review and, based upon such review, may receive an adjustment in base salary.

SHORT TERM INCENTIVE AWARDS

    Short term incentive awards to executives are granted in cash to recognize significant contributions to the business.

    The specific bonus an executive receives is dependent on overall Company performance as well as assessment of an individual's relative performance. Factors include initiative, business judgment, technical expertise and management skills, but there is no specific weighting of such factors. In fiscal 1996, an aggregate of $272,000 in cash bonuses was paid to employees of the Company. The current executive officers received an aggregate of $175,000 of such bonus payments. The Chief Executive Officer and the Executive Vice President were not granted any bonuses, in light of the fact that the Company, due to its start-up nature, incurred losses in fiscal 1996.

LONG TERM INCENTIVE PLANS

    In fiscal 1996, the Company adopted a stock option plan as long term incentive component to the compensation package for the Company's employees, including executive officers. The Compensation Committee believes that it is important for the Company's executive officers to focus not just on short term achievements, but on the long term financial health and development of the Company. Accordingly, in fiscal 1996, an aggregate of 186,200 incentive stock options were awarded to the Company's executive officers. The Chief Executive Officer and the Executive Vice President did not receive any options. The Compensation Committee determined that equity-based incentives were not appropriate for such officers in light of the size of the equity holdings of the Hubbard family in the Company. The Compensation Committee intends to continue to consider appropriate methods of providing appropriate compensation to executive officers and, to that end, retained an executive compensation consulting firm to assist the Compensation Committee in structuring compensation packages.

                                          Kenneth G. Langone
                                          Ward L. Quaal
                                          Herbert S. Schlosser

SHARE INVESTMENT PERFORMANCE

    The following graph shows, since January 31, 1996 (the effective date of the Company's initial public offering), changes in the value of $100 invested in (1) the Company's Class A Common Stock; (2) the NASDAQ Index; and (3) and an industry group of thirteen companies. The industry group, which was determined by the Company, consists of the eight companies (excluding the Company) which comprise the "DBS/Wireless Cable" group of stocks followed by the industry publication MULTICHANNEL NEWS, together with five major cable television companies.

       American Telecasting Inc.
       British Sky Broadcasting Group
       Cablevision Systems (Class A)
       CAI Wireless Systems Inc.
       Cellularvision U.S.A. Inc.

       Comcast (Special Stock)
       Cox Communications Inc.
       Echostar Communications Corp.
       General Motors Corp. (Class H)
       Heartland Wireless Communications
       Peoples Choice TV Corp.
       Tele-Communications Inc. (Series A)
       Telewest Communications PLC (American Depository Receipts)

    The ending values of each investment are based on the ending share price plus dividends paid in cash, if any, assuming the reinvestment of dividends. The calculations exclude trading commissions and taxes.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              U.S. SATELLITE BROADCASTING CO.        PEER GROUP INDEX        NASDAQ MARKET INDEX
02/01/96                                  100.00                  100.00                      100.00
02/29/96                                   93.53                   98.81                      103.76
03/31/96                                   94.24                   94.10                      103.98
04/30/96                                   98.56                   92.92                      112.39
05/31/96                                  100.72                   94.18                      117.05
06/30/96                                  108.63                   91.74                      111.94

       APPROVAL OF THE UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The Board of Directors of the Company recommends the adoption of the proposed United States Satellite Broadcasting Company, Inc. 1996 Non-Employee Director Stock Option Plan (the "Plan"). The Board of Directors adopted the Plan in September 1996. The Plan provides for the automatic grant of options to non-employee directors ("Automatic Options") and provides for discretionary grants to new non-employee members of the Board upon initial election to the Board ("Initial Options"). Subject to adjustment, as provided in the Plan, the maximum number of shares of Class A Common Stock (the "Shares") for which options can be exercised under the Plan is 150,000. In the event of a change in corporate structure or capitalization affecting the Shares, the maximum number of shares available under the Plan and subject to outstanding options will be adjusted accordingly. Any unsold shares subject to an option under the Plan which for any reason expires or otherwise terminates may again be subject to an option under the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the Company to attract and retain the best available persons for service as members of the Board of Directors of the Company and to provide additional incentives to the non-employee directors to continue to serve by affording them an opportunity to acquire a proprietary interest in the Company. The Plan terminates on the earlier of: (i) November 1, 2001, or (ii) the decision of the Board of Directors to discontinue the Plan.

    The Plan has the following features:

ADMINISTRATION

    The Plan is to be administered by the Board of Directors of the Company. The Board may authorize the Compensation Committee to exercise the powers conferred under the Plan, other than the powers to amend or terminate the Plan or to grant Initial Options.

    Neither the Board nor the Compensation Committee may exercise any discretion regarding to whom Automatic Options will be granted, when Automatic Options will be granted, the number of Automatic Options to be granted or the duration thereof.

ELIGIBILITY AND GRANTS

    Each member of the Board of Directors is eligible to participate in the Plan provided that the member is not currently, and has not during the previous 12-month period been, an employee of the Company or any of its subsidiaries and the member does not hold any options to purchase Shares, except pursuant to stock options previously granted under the Plan.

    On the day after each Annual Meeting of Shareholders of the Company, each non-employee director who has been elected or re-elected as a director of the Company automatically receives an option to purchase 1,000 Shares.

    Initial Options may be granted at the discretion of the Board of Directors, upon the recommendation of the Nominating Committee in consultation with the Chairperson of the Compensation Committee.

OPTION PRICE

    The exercise price of all options under the Plan shall be 100% of the fair market value of the Shares on the date of grant. The fair market value of a Share is the closing price as reported in the Nasdaq Stock Market's National Market.

VESTING

    Options under the Plan vest and are exercisable immediately upon grant.

DURATION OF OPTIONS

    Each option expires on the earlier of (i) the ten-year anniversary of the date of grant of such option or (ii) ninety days after the date the director ceases to be a director of the Company. The options terminate and may no longer be exercised if the Board of Directors determines that the director holding the options has committed an act of dishonesty or breach of fiduciary duty to the detriment of the Company.

TRANSFER

    Options may not be transferred other than by will and the laws of descent and distribution; pursuant to a qualified domestic relations order; or to a corporate employer. During the lifetime of an optionee, options may be exercised only by the optionee or a permitted transferee.

AMENDMENT

    The Board of Directors may amend or discontinue the Plan at any time, provided, however, such action cannot impair any options previously granted. In addition, the Board may not take any action without shareholder approval if such action would (i) change the eligibility requirements, (ii) decrease the minimum option price, (iii) extend the maximum option term or (iv) materially increase the benefits which may accrue to participants under the Plan.

OUTSTANDING DIRECTOR OPTIONS

    As of the date hereof, no options have been granted under the Plan.

EFFECT OF FEDERAL INCOME TAXATION

    The options will not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, with respect to options that do not qualify as incentive options under the Code, the acquisition of shares through the exercise of the options will result in ordinary income to the optionee as of the date of exercise in an amount by which the fair market value of the shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such shares, the difference between the amount received and the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the shares.

    The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan. The full text of the Plan is available to any shareholder who desires a copy, upon written request to the Company, Attention: Investor Relations, 3415 University Avenue, St. Paul, Minnesota 55114.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE UNITED STATES SATELLITE BROADCASTING COMPANY, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

    The affirmative vote of a majority of the voting power represented by the shares of Class A Common Stock and the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, voting as a single class, is required to approve the proposed Plan.

                RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS

    Subject to ratification by the shareholders, the Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants since 1992.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Arthur Andersen LLP to serve as the Company's independent public accountants for the current fiscal year.

                                 OTHER BUSINESS

    The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1997 Annual Meeting must be received by the Company at its office by June 12, 1997, to be considered for inclusion in the Company proxy statement and related proxy for the 1997 Annual Meeting.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material, except for such financial statements.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST.

    REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, UNITED STATES SATELLITE BROADCASTING COMPANY, INC. 3415 UNIVERSITY AVENUE, ST. PAUL, MINNESOTA 55114.

Dated: October 10, 1996
St. Paul, Minnesota

                               COMMON STOCK PROXY

               UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 20, 1996

      The undersigned hereby appoints STANLEY E. HUBBARD and GERALD D. DEENEY, and each of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of United States Satellite Broadcasting Company, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Marriott City Center Hotel, 30 South Seventh Street Minneapolis, Minnesota at 9:00 a.m. (Minneapolis time) on November 20, 1996, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with the respect to the meeting.

      The Board of Directors recommends that you vote for each proposal below.

1.   Elect Directors: [Nominees: Stanley S. Hubbard, Stanley E. Hubbard, Robert
        W. Hubbard, Herbert S. Schlosser, David S. Allen, Dennis J. Brownlee, Frank N. Magid, Peter G. Skinner, William D. Savoy, John W. Marvin and Ward L. Quaal]
     / / FOR all nominees listed above     / / WITHHOLD AUTHORITY to vote all
        (except those whose names have        nominees listed above.
        been written in below).

    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line below.)
________________________________________________________________________________

2. Approve the United States Satellite Broadcasting Company, Inc. 1996 Non-Employee Director Stock Option Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

3. Ratify selection of Arthur Andersen LLP as the Company's independent auditors for the 1997 fiscal year.

             / / FOR             / / AGAINST             / / ABSTAIN

      The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the Meeting.

                                     [LOGO]

                            UNITED STATES SATELLITE
                           BROADCASTING COMPANY, INC.
                           Marriott City Center Hotel
                           30th South Seventh Street
                                Minneapolis, MN

                               NOVEMBER 20, 1996
                          9:00 A.M. (MINNEAPOLIS TIME)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    Date: , 1996

                                    --------------------------------------------
                                                    (Signature)

                                    --------------------------------------------
                                                    (Signature)

                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

                                 CLASS A PROXY

               UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 20, 1996

      The undersigned hereby appoints STANLEY E. HUBBARD and GERALD D. DEENEY, and each of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Class A Common Stock of United States Satellite Broadcasting Company, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Marriott City Center Hotel, 30 South Seventh Street Minneapolis, Minnesota at 9:00 a.m. (Minneapolis time) on November 20, 1996, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with the respect to the meeting.

      The Board of Directors recommends that you vote for each proposal below.

     Elect Directors: [Nominees: Kenneth G. Langone, Louis G. Zachary, Jr.,
1. Peter F. Frenzer, Stanley S. Hubbard, Stanley E. Hubbard, Robert W. Hubbard, Herbert S. Schlosser, David S. Allen, Dennis J. Brownlee, Frank
     N. Magid, Peter G. Skinner, William D. Savoy, John W. Marvin and Ward L. Quaal]
     / / FOR all nominees listed above     / / WITHHOLD AUTHORITY to vote all
     (except those whose names have been       nominees listed above.
         written in below).

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)
________________________________________________________________________________

2. Approve the United States Satellite Broadcasting Company, Inc. 1996 Non-Employee Director Stock Option Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

3. Ratify selection of Arthur Andersen LLP as the Company's independent auditors for the 1997 fiscal year.

             / / FOR             / / AGAINST             / / ABSTAIN

      The Proxies are authorized, in their discretion, to vote upon such other business as may properly come before the Meeting.

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                                     [LOGO]
                            UNITED STATES SATELLITE
                           BROADCASTING COMPANY, INC.
                           Marriott City Center Hotel
                           30th South Seventh Street
                                Minneapolis, MN

                               November 20, 1996
                          9:00 a.m. (Minneapolis time)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    Date: , 1996

                                    --------------------------------------------
                                                    (Signature)

                                    --------------------------------------------
                                                    (Signature)

                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.